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                                                                     EXHIBIT 1.1

                               10,000,000 Shares

                        UNITED STATES FILTER CORPORATION

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                             December [  ], 1996



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEUTSCHE MORGAN GRENFELL INC.
NATWEST SECURITIES LIMITED
SALOMON BROTHERS INC
SMITH BARNEY INC.
  As representatives of the several
U.S. Underwriters named in Schedule II hereto
c/o  Donaldson, Lufkin & Jenrette
       Securities Corporation
     277 Park Avenue
     New York, New York  10172

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MORGAN GRENFELL & CO., LIMITED
NATWEST SECURITIES LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
SMITH BARNEY INC.
  As representatives of the several
International Managers named in Schedule III hereto
c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
    277 Park Avenue
    New York, New York  10172


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Ladies and Gentlemen:

          United States Filter Corporation, a Delaware corporation (the "Company"), confirms its agreement with (i) the several U.S. underwriters listed in Schedule I hereto (the "U.S. Underwriters"), for whom Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Deutsche Morgan Grenfell Inc., NatWest Securities Limited ("NatWest"), Salomon Brothers Inc and Smith Barney Inc. ("Smith Barney") have been duly authorized to act as representatives (the "U.S. Representatives"), and (ii) the several International Managers named in Schedule II hereto (the "International Managers"), for whom DLJ, Morgan Grenfell & Co., Limited, NatWest, Salomon Brothers International Limited and Smith Barney have been duly authorized to act as representatives (the "International Representatives" and, together with the U.S. Representatives, the "Representatives"). The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters." The agreement is as follows:

          1.   The Shares.  Subject to the terms and conditions herein set
               ----------
forth, the Company proposes to sell to the Underwriters an aggregate of 10,000,000 shares (the "Firm Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock") as follows: 8,000,000 Firm Shares (the "U.S. Shares") of Common Stock will be sold to the U.S. Underwriters in connection with the offering and sale of such U.S. Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement between U.S. Underwriters and International Managers of even date herewith), and 2,000,000 Firm Shares (the "International Shares") will be sold to the International Managers in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons.

          The Company also proposes to sell to the U.S. Underwriters an aggregate of not more than 654,206 additional shares of Common Stock (the "Company Additional Shares"), and John Hancock Capital Growth Fund IIB Limited Partnership, John Hancock Capital Growth Fund III Limited Partnership, Carl C. Landegger, as Trustee of the 1990 Family Trust, The Black Clawson Company and CGW Southeast Partners I, L.P. (collectively, the "Selling Stockholders") propose to sell to the U.S. Underwriters an aggregate of not more than 845,794 additional shares of Common Stock (the "Selling Stockholders Additional Shares" and, together with the Company Additional Shares, the "Additional Shares") as set forth on Schedule I, if requested by the U.S. Underwriters as pro-

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vided in Section 3 hereof.  The Firm Shares and the Additional Shares are herein collectively called the "Shares."

          2.   Registration Statement and Prospectus.  The Company has prepared
               -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated pursuant thereto
(collectively, the "Act"), a registration statement on Form S-3 (No. 333-[   ]),
including a preliminary prospectus, subject to completion, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages. The registration statement, as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case all documents incorporated or deemed incorporated by reference therein, if any, all financial statements and exhibits, and the information, if any, contained in a prospectus or term sheet subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 434 under the Act (as applicable)), and any additional registration statement relating to the issuance of additional shares of Common Stock filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the "Registration Statement"; and the U.S. prospectus and the international prospectus, constituting a part of the Registration Statement at the time it became effective, or such revised U.S. or international prospectus as shall be provided to the Underwriters for use in connection with the offering of the Shares that differs from the U.S. or international prospectus on file with the Commission at the time the Registration Statement became effective, including in each case all documents incorporated or deemed incorporated by reference therein, if any, and all financial statements, and including any U.S. or international prospectus subject to completion and any term sheet meeting the requirements of Rule 434(c), filed pursuant to Rule 424(b), in the respective forms used to confirm sales of the Shares, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, are hereinafter referred to collectively as the "Prospectus."

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          3.  Agreements to Sell and Purchase.  On the basis of the
              -------------------------------
representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Company agrees to issue and sell to each of the U.S. Underwriters, and each of the U.S. Underwriters agrees, severally and not
jointly, to purchase from the Company, at a price per share of $[     ] (the
"Purchase Price") the aggregate number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each of the International Managers, and each of the International Managers agrees, severally and not jointly, to purchase from the Company at the Purchase Price the aggregate number of Firm Shares set forth opposite the name of such International Manager in Schedule III hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to issue and sell to the U.S. Underwriters, and the U.S. Underwriters shall have a right to purchase from the Company, severally and not jointly, from time to time, up to an aggregate of 654,206 Additional Shares at the Purchase Price, and (ii) the Selling Stockholders agree to sell to the U.S. Underwriters, and the U.S. Underwriters shall have a right to purchase from the Selling Stockholders, in each case severally and not jointly, from time to time, up to an aggregate of 845,794 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto bears to the total number of Firm Shares. If any Additional Shares are to be purchased, such Additional Shares will be purchased by the U.S. Underwriters first from the Selling Stockholders Additional Shares, and after all of the Selling Stockholders Additional Shares have been so purchased, then from the Company Additional Shares.

          The Company hereby agrees and shall, concurrently with the execution of this Agreement, deliver an agreement executed by the Company and by each of its directors, officers and stockholders listed on Schedule IV hereto,

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

pursuant to which each such person agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Stock, or enter into any agreement to do any of the foregoing, except pursuant to this Agreement (or any other underwriting agreement in connection with which DLJ acts as lead managing underwriter), for a period of 90 days after the date of this Agreement, without the prior written consent of DLJ. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans; (ii) the Company may issue shares of its Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; and (iii) the Company may issue not more than
[              ] shares of its Common Stock in connection with acquisitions of businesses or assets from third parties covered by its Registration Statement on
Form S-4 (No. 33-[       ]) and not more than [         ] shares of its Common
Stock pursuant to Regulation S of the Commission.

          4.   Delivery and Payment.  Delivery to you of and payment for the
               --------------------
Firm Shares shall be made at 9:00 A.M., New York City time, on the third business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") (such time and date being referred to as the "Closing Date") following the date of the public offering of the Firm Shares as advised by the Representatives to the Company, at such place as you shall reasonably designate. The Closing Date and the location of delivery of the Firm Shares may be varied by agreement between the Representatives and the Company.

          Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at such place as the U.S. Representatives shall designate in writing, at 9:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from the U.S. Representatives to the Company and the Selling Stockholders of the U.S. Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. The date or dates specified in any such notice shall be a business day no later than ten business days after such notice has been given and no earlier than

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two business days after such notice has been given.  Any such notice may be given at any time not later than 30 days after the date of this Agreement. Any Option Closing Date and the location of delivery of and payment for the Additional Shares may be varied by agreement among the U.S. Representatives, the Company and the Selling Stockholders.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available to you at such place as you shall reasonably request for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares (or such other method of delivery as may be acceptable to you) shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, in the case of the Company Additional Shares, and the Selling Stockholders, in the case of the Selling Stockholders Additional Shares, for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer payable in same day funds, to an account or accounts designated in writing by the Company and the Selling Stockholders.

          5.   Agreements of the Company.  The Company agrees with each of the
               -------------------------
Underwriters and the Selling Stockholders that:

          (a) It will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Company will comply fully and in a timely manner with the applicable provisions of Rule 424, Rule 430A, and, if applicable, Rule 434, and Rule 462, under the Act.

          (b) It will advise you and the Selling Stockholders promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-

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     effective amendment to the Registration Statement becomes effective, (ii)
     of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during such period as in your judgment the Underwriters are required to deliver a prospectus in connection with sales of the Shares which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order by the Commission or order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) It will furnish to you without charge five (5) copies of the signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

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

          (d) It will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy within two business days prior to the filing thereof or to which you shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and will use its best efforts to cause any amendment to the Registration Statement to become effective promptly.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriters, it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriters and dealers may reasonably request for the purposes contemplated by the Act. So long as the same is delivered or used pursuant to applicable law, the Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act or the Exchange Act to be delivered in connection therewith.

          (f) If during such period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, it will promptly prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances when the Prospectus is so delivered, be misleading, and will comply with law, and will furnish to each Underwriter and dealer without charge such number of copies thereof as such Underwriters and dealers may reasonably request.

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          (g) Prior to any public offering of the Shares, it will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by the Underwriters under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request (provided, that the Company shall not be obligated to qualify as a
              --------
     foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction or subject it to taxation generally in respect of doing business in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Shares. The Company will inform the Florida Department of Banking and Finance if, prior to the completion of the distribution of the Shares by the Underwriters, the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within 90 days of the commencement thereof or after a change to any such previously reported information.

          (h) It will make generally available to its security holders as soon as reasonably practicable a consolidated earnings statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder and will advise you in writing when such statement has been so made available.

          (i) During the period of five years after the date of this Agreement,
     (i) it will furnish as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) it will make generally available as soon as reasonably practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance

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     sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) During the period referred to in paragraph (i), it will furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (k) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all costs, expenses and fees in connection with or incident to (i) the printing, processing, filing, distribution and delivery under the Act or the Exchange Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus, the Prospectus and all amendments or supplements thereto, (ii) the printing and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iii) the registration with the Commission and the issuance and delivery of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (g) above (including, in each case, the fees and disbursements (including filing fees) of counsel relating to such registration or qualification and blue sky memoranda relating thereto), (v) furnishing such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to the Underwriters or any dealers to whom Shares may be sold prior to or during the period specified in paragraph 5(e), as may be reasonably requested by you, (vi) any filing fees incurred in connection with the filing, registration and clearance with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Shares, (vii) the listing of the Shares on the New York Stock Exchange, and (viii) the performance by the Company of its other

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     obligations under this Agreement, the cost of its personnel and other internal costs and the cost of printing and engraving the certificates representing the Shares; provided, that the Company shall have no liability
                              --------
     or obligation with respect to any fees or expenses of counsel to the Underwriters, except as provided in clause (iv) above, or for any costs of personnel or other internal costs of the Underwriters.

          (l) It will use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

          (m) It will cause the Shares to be listed on the New York Stock Exchange and will use its reasonable best efforts to maintain such listing for a period of five years after the effective date of the Registration Statement.

          (n) It will use all reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent on its part to the delivery of the Shares.

          6.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to each Underwriter and the Selling Stockholders that:

          (a) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue state-

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     ment of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with (x) information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (y) any Selling Stockholder Information (as defined in Section 11 hereof). The Company acknowledges for all purposes of this Agreement (including this paragraph and Section 8 hereof) that the statements with respect to price and underwriting discount and the last paragraph, all on the cover page, and paragraphs 1, 4, 7, 8, 9, 10 and 12 under the caption "Underwriting" in the Prospectus constitute the only written information furnished to the Company by the Underwriters for use in the Registration Statement or the Prospectus or any preliminary prospectus, or any amendment or supplement to them (the "Underwriter Information"), and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statement or omission) pertaining to any arrangement or agreement with respect to any parties other than the Underwriters and that the Selling Stockholders Information is the only written information furnished to the Company by the Selling Stockholders for use in the Registration Statement or the Prospectus or any preliminary prospectus (or any amendment or supplement to them) and that the Selling Stockholders shall not be deemed to have provided any information (and therefore is not responsible for any statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Selling Stockholders.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the requirements of the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted

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     and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, cash flow, business affairs or business prospects of the Company and its subsidiaries, taken as a whole (the foregoing exception herein defined as a "Material Adverse Effect").

          (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except for the pledge to [THE FIRST NATIONAL BANK OF BOSTON AND FIRST INTERSTATE BANK OF CALIFORNIA, OTHERS?] (the "Banks") of capital stock of certain of the Company's subsidiaries [PURSUANT TO THE COMPANY'S CREDIT FACILITIES WITH THE BANKS (THE "CREDIT FACILITIES") -- DEFINE NEW CREDIT FACILITIES AS WILL BE DEFINED IN THE REGISTRATION STATEMENT], are owned by the Company (except as provided in the last sentence of this paragraph
     (e)), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. The Company owns all of the outstanding capital stock of each of its subsidiaries, except with respect to subsidiaries that, when taken as a whole, do not account for a material proportion of the Company's business, operations or assets, and the loss of which would not result in a Material Adverse Effect upon the Company.

          (f) All the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and, except as otherwise set forth in the Prospectus, not subject to any preemptive or similar rights; the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; and the issuance of the Shares by the Company will not be subject to preemptive or other similar rights.

          (g) The authorized capital stock of the Company, including the Common Stock, conforms to the description thereof contained in or incorporated by reference into the Prospectus.

          (h) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other equivalent instruments, as the case may be, or, except as such as would not have a Material Adverse Effect, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, lease, contract, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, and there exists no condition which, with the passage of time or otherwise, would constitute such a default under any such document or instrument.

          (i) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default (with the passage of time or otherwise) under, the charter or by-laws or other equivalent instruments, as the case may be, of the Company or any of its subsidiaries or, except such as would not have a Material Adverse Effect, any agreement, lease, contract, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

          (j) Except as would not result in a Material Adverse Effect, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

          (k) Except as disclosed or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any other person or entity for whom either is or may be liable is in violation of any Federal, state, local, provincial or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos or asbestos-containing materials, or polychlorinated biphenyls ("Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation would have a Material Adverse Effect or would otherwise require disclosure in the Prospectus pursuant to Item 103 of Regulation S-K under the Act ("Item 103"). "Violation" includes, but is not limited to, noncompliance with any permit or other governmental authorization required under applicable Environmental Laws and noncompliance with the terms and conditions of any such permit or authorization.

          (l) Except as disclosed or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries has received any communication (written or, to the knowledge of the Company or any of its subsidiaries, oral), whether from a governmental authority, citizens' group, employee or otherwise, asserting that the Company or any of its subsidiaries or any other person or entity for whom either is or may be liable is not in compliance with any Environmental Laws or permit or authorization required under applicable Environmental Laws where such failure to comply would have a Material Adverse Effect or would otherwise require disclosure in the Prospectus pursuant to Item 103, and there are no circumstances that may prevent or interfere with such full compliance in the future, except where failure so to comply would not have a Material Adverse Effect.

          (m) Except as disclosed or incorporated by reference in the Prospectus, there is no claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence in or release into the environment of any Materials of Environmental Concern at any location owned, leased or operated, now or in the past, by the Company or any of its subsidiaries or, to the best knowledge of the Company, any other person or entity for whom either is or may be liable, or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, "Environmental Claims") pending or threatened against the Company or any of its subsidiaries or, to the best knowledge of the Company, any other person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except any such matter that would not have a Material Adverse Effect or would not otherwise require disclosure in the Prospectus pursuant to Item 103.

          (n) Except as disclosed or incorporated by reference in the Prospectus, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any of its subsidiaries with respect to property owned, leased or operated by or for the Company or any of its subsidiaries, now or in the past, or, to the best knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except any such matter that would not have a Material Adverse Effect or would not otherwise require disclosure in the Prospectus pursuant to Item 103.

          (o) In the ordinary course of its business, the Company addresses its environmental compliance obligations with respect to the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates, as appropriate, associated costs and liabilities. On the basis of such procedures, except for costs and liabilities heretofore incurred and reflected in the Company's financial statements as set forth or incorporated by reference in the Registration Statement, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

          (p) Except as otherwise set forth or incorporated by reference in the Prospectus or such as would not, singly or in the aggregate, have a

     Material Adverse Effect, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and restrictions on the Company's ability to encumber its assets contained in its [CREDIT FACILITIES] with the Banks, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and, except as would not have a Material Adverse Effect, no default has occurred or is continuing thereunder; and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee.

          (q) The Company and each of its subsidiaries maintains insurance in amounts and with limits and coverage which the Company in good faith deems appropriate.

          (r) Each of the accountants who certified the financial statements and supporting schedules included in the Registration Statement is an independent public accountant as required by the Act.

          (s) The financial statements, together with related schedules and notes, as set forth or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial information included in the
                          --- -----
     Prospectus presents fairly the information shown therein and has been prepared in accordance with the relevant accounting requirements of Regulation S-X. In the opinion of the Company, the assumptions used in the preparation of the pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (t) Except as would not result in a Material Adverse Effect, (i) the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described or incorporated by reference in the Prospectus, subject to such qualifications as may be set forth or incorporated by reference in the Prospectus; (ii) the Company and each of its subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth or incorporated by reference in the Prospectus; and (iii) except as described or incorporated by reference in the Prospectus, such permits contain no restrictions that are burdensome to the Company or any of its subsidiaries.

          (u) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (v) Except rights as to which waivers have been obtained in writing with respect to inclusion in this offering, no holder of any security of the Company other than the Selling Stockholders [AND _____] has any right to require registration of shares of Common Stock or any other security of the Company.

          (w) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          (x) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed or incorporated by reference in the Registration Statement or which have been granted pursuant to the Company's stock option plans in amounts which are immaterial or are required by law.

          (y) Except as would not, singly or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has (A) violated any applicable federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, and occupational safety and health, or any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder or any other applicable law (whether foreign or domestic) relating to or governing the operation or maintenance of any plan or arrangement falling within the definition of an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any other employee benefit plan or arrangement, or (B) engaged in any unfair labor practice. Except as would not, singly or in the aggregate, result in any Material Adverse Effect, there is (i) no unfair labor practice charge or complaint pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any corresponding state, local, provincial or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Company or any of its subsidiaries; and (ii) no union representation claim or question existing with respect to the employees of the Company or any of its subsidiaries and no union organizing activities taking place. Except as would not, singly or in the aggregate, result in any Material Adverse Effect, (i) no labor dispute involving the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent; and
     (ii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any principal suppliers, manufacturers or contractors of the Company or any of its subsidiaries.

          (z) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (aa) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided. No deficiency or adjustment for any material taxes has been proposed or assessed against the Company or any of its subsidiaries.

          (bb) The Company and its subsidiaries own, license or possess the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, except such as to which the failure so to own, license or possess would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (cc) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

          (dd) The Company has full power, authority and legal capacity to enter into and perform its obligations under this Agreement; and the Company has taken all necessary corporate action to authorize the execution and the performance of its obligations under this Agreement.

          (ee) No bid or purchase by the Company, and no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the Exchange
     Act) for or of the Common Stock, any securities of the same class or series as the Common Stock or any securities immediately convertible into or exchangeable for or that represent any right to acquire Common Stock, is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Shares.

          (ff) Each of the Company and its subsidiaries is in compliance with all laws, ordinances and regulations (domestic and foreign) applicable to its properties (whether owned or leased) and its business, as described in the Prospectus, except where noncompliance with such laws, ordinances and regulations would not, singly or in the aggregate, have a Material Adverse Effect.

          7.   Representations and Warranties of the Selling Stockholders.  The
               ----------------------------------------------------------
Selling Stockholders, each severally and not jointly, for themselves respectively and not the others, represent and warrant to the Underwriters and the Company that:

          (a) The execution, delivery and performance of this Agreement by such Selling Stockholder, the sale of such Selling Stockholder's Additional Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach of any of the terms or provisions, or constitute a default or cause an acceleration of any obligation under, (A) the respective charter, bylaws or other organizational documents of such Selling Stockholder or (B) any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other material contract, lease, or other instrument to which such Selling Stockholder is a party or by which any such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, or (C) any order of any court or governmental agency or authority entered in any proceeding to which such Selling Stockholder was or is a party or by which such Selling Stockholder is bound or (ii) violate or conflict with any applicable U.S. Federal, state, province or local law, rule, administrative regulation or ordinance or administrative or court decree applicable to such Selling Stockholder or its property, except in each such case as would not, singly or in the aggre-gate, have a material adverse effect on the business or results of operations, where applicable, or financial condition of such Selling Stockholder and their subsidiaries, where applicable, taken as a whole.

          (b) Such Selling Stockholder has on the date of this Agreement and will have at the Option Closing Date, good and marketable title to such Selling Stockholder's Additional Shares, free and clear of any liens, claims, encumbrances and restrictions on transfer other than pursuant to this Agreement.

          (c) All authorizations, approvals and consents necessary for the execution, delivery and performance by such Selling Stockholder of this Agreement, and the sale and delivery by such Selling Stockholder to the Underwriters of such Selling Stockholder's Additional Shares (other than such authorizations, approvals or consents as may be necessary under state securities or Blue Sky laws) have been obtained and are in full force and effect; each such Selling Stockholder has all requisite right, power and authority to enter into and perform its obligations under this Agreement and to sell, transfer and deliver such Selling Stockholder's Additional Shares; and this Agreement has been duly authorized, where applicable, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms (except as the enforceability thereof may be limited by public policy, bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, or similar laws affecting creditors' rights generally, the availability of equitable remedies may be limited by equitable principles of general applicability and rights to indemnity and contribution hereunder may be limited by applicable law).

          (d) The Selling Stockholder Information, as to such Selling Stockholder, does not, and will not on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) Such Selling Stockholders has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and, other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

          (f) At any time during the period described in Section 5(e) hereof, if there is any change in the Selling Stockholder Information, as to such Selling Stockholder, such Selling Stockholder will promptly notify the Underwriters and the Company of such change.

          (g) Such Selling Stockholders acknowledges for all purposes under this Agreement (including this paragraph and Section 8 hereof) that the Underwriter Information constitutes the only written information furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any information (and therefore are not responsible for any statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Underwriters.

          8.   Indemnification.
               ---------------

          (a) The Company agrees to indemnify and hold harmless (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule

     430A promulgated under the Act, if applicable, or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is (i) made in reliance upon and in conformity with information relating to any Underwriter Information or
     (ii) with respect to the Underwriter from whom the person asserting the loss, claim, damage or liability purchased Shares, made in any preliminary prospectus if a copy of the Prospectus (as amended or supplemented) shall have been furnished to the Underwriters by the Company with such amendments or supplements thereto on a timely basis and such Prospectus was not delivered by or on behalf of any of the Underwriters to the person asserting the claim or action, if required by law to have been so delivered by the Underwriter seeking indemnification, at or prior to the written confirmation of the sale of the Shares, and it shall be finally determined by a court of competent jurisdiction, by a judgment not subject to appeal or review, that the Prospectus (as so amended or supplemented) would have corrected such untrue statement or omission. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

          Each of the Selling Stockholders agrees, if any Selling Stockholders Additional Shares are offered or sold, severally and not jointly to indemnify and hold harmless each Indemnified Person to the same extent as the foregoing indemnity from the Company (but only with respect to claims and actions based on untrue statements or omissions contained in the Selling Stockholders Information as set forth in the Registration Statement or the Prospectus).

          Notwithstanding anything contained in this Section 8, the aggregate liability of each of the Selling Stockholders pursuant to the provisions of this Section 8 shall be limited to an amount equal to the aggregate proceeds received by each Selling Stockholder from the sale of the Shares pursuant to this Agreement.

          The several Underwriters acknowledge for all purposes under this Agreement (including this paragraph and Section 8 hereof) that the Selling Stockholders Information constitutes the only written information delivered to the Company by or on behalf of the Selling Stockholders for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Selling Stockholders shall not be deemed to have provided any information (and therefore are not responsible for any statement or omission) pertaining to any arrangement or agreement with respect to any party other than the Selling Stockholders.

          (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Person with respect to which indemnity may be sought against an indemnifying party (or indemnifying parties), such Indemnified Person shall promptly notify the indemnifying party (or indemnifying parties) in writing (provided that
                                                                  --------
     the failure to give such notice shall not relieve the indemnifying party (or indemnifying parties) of its obligations pursuant to this Agreement unless and only to the extent such failure to give notice results in the loss or compromise of any material rights or defenses of the indemnifying party (or indemnifying parties) as determined by a court of competent jurisdiction by a final judgment no longer subject to appeal or review). Upon receiving such notice, the indemnifying party (or indemnifying parties) shall be entitled to participate in any such action or proceeding and to assume, at their sole expense, the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the indemnifying party (or indemnifying parties) or an affiliate thereof) and, after written notice from the indemnifying party (or indemnifying parties) to such Indemnified Person of their election so to assume the defense thereof within 5 business days after receipt of the notice from the Indemnified Person of such action or proceeding, the indemnifying party (or indemnifying parties) shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof, other than reasonable costs of investigation, unless
     (i) the indemnifying party (or indemnifying parties) agrees in writing to pay such fees and expenses, or (ii) the indemnifying party (or indemnifying parties) fails to assume such defense within the 5 business days specified above or fails to employ counsel satisfactory to such Indemnified Person, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying party (or indemnifying parties) or its affiliates, and such Indemnified Person shall have been advised by counsel either (x) that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the indemnifying party (or indemnifying parties), or (y) a conflict of interest exists between such Indemnified Person and the indemnifying party (or indemnifying parties) or its affiliates (in which case, if such Indemnified Person notifies the indemnifying party (or indemnifying parties) in writing, neither the indemnifying party (or indemnifying parties) shall have the right to assume the defense thereof), it being understood, however, that the indemnifying party (or indemnifying parties) shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated in writing by DLJ. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the indemnifying party (or indemnifying parties) to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party (or indemnifying parties) agree that they shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 business days after receipt by the indemnifying party (or indemnifying parties) of the aforesaid request and (ii) the indemnifying party (or indemnifying parties) shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. Neither the indemnifying party (or indemnifying parties) shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

          (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company and each of the Selling Stockholders, their respective directors, where applicable, the officers of the Company who sign the Registration Statement, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange
     Act) any of the Company or the Selling Stockholders, and, where applicable, the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each of the Indemnified Persons, but only with respect to claims and actions based on any Underwriter Information.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each of the Company, the Selling Stockholders and the Underwriters, as applicable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Stockholders on the one hand and the Indemnified Persons on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company and each of the Selling Stockholders, on the one hand, and any of the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and each of the Selling Stockholders bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and each of the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or any of the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company and each of the Selling Stockholders set forth herein shall be in addition to any liability or obligation that the Company or any of the Selling Stockholders may otherwise have (other than with respect to the matters covered by this Section 8) to any Indemnified Person.

          The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the
                                          --- ----
     Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Underwriters (and its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          (e) The rights and obligations provided in this Section 8 shall terminate seven years from the date hereof.

          9.   Conditions of Underwriters' Obligations.  The several obligations
               ---------------------------------------
of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) No action shall have been taken and no statute, rule or regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the sale of the Shares; no injunction, restraining order or order of any nature by a U.S. federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the sale of the Shares; except as disclosed in the Prospectus, on the Closing Date, no action, suit or proceeding shall be pending against, or, to the knowledge of the Company or any of the Selling Stockholders, threatened against, the Company or any of its subsidiaries or any of the Selling Stockholders, respectively, before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would interfere with or adversely affect the sale of the Shares or could reasonably be expected to have a Material Adverse Effect, or in any manner invalidate this Agreement or the sale of the Shares.

          (d) (i) Since the date of the latest balance sheet included in or incorporated by reference into the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, cash flows, business affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole,
     (ii) except as set forth in the Registration Statement, since the date of the latest balance sheet included in or incorporated by reference into the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt, or material increase in short-term debt, of the Company and its subsidiaries, taken as a whole, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected or incorporated by reference in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Richard J. Heckmann and Kevin
     L. Spence, in their capacities as the Chief Executive Officer and the Chief Financial Officer of the Company, respectively, confirming the matters expressly relating to the Company set forth in paragraphs (a), (b), (c) (with respect to the first two clauses of such paragraph (c), to the Company's best knowledge) and (d) of this Section 9.

          (e) The Underwriters shall have received a certificate of each of the Selling Stockholders, dated the Closing Date, executed by a Senior Executive Officer and its principal financial or accounting officer, in their capacities as officers of each such Selling Stockholder, confirming the matters relating to each of the Selling Stockholders set forth in paragraph (a) and the last clause of paragraph (c) of this Section 9 with respect to the sale of the Selling Stockholders Additional Shares and, to their knowledge, with respect to the first two clauses of paragraph (c) of this Section 9 with respect to the sale of the Selling Stockholders Additional Shares.

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Kirkpatrick & Lockhart LLP, counsel for the Company, to the effect that:

               (i) the Company and each of its United States subsidiaries listed on Schedule V hereto (the "Subsidiaries") has been duly incorporated, is existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and corporate authority required to carry on its business as described in the Prospectus and to own, lease and operate its properties;

               (ii) all of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable;

               (iii) (a) the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable, (b) the issuance and sale of the Shares by the Company will not be subject to preemptive or other similar rights and (c) the Shares to be sold by the Selling Stockholders hereunder have been duly authorized and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, except as otherwise set forth in the Prospectus, the sale of such Shares is not subject to any preemptive or similar rights;

               (iv) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained or incorporated by reference in the Prospectus, and, except for the pledge to the Banks of capital stock of those certain Subsidiaries pursuant to, and as set forth in, the Credit Facilities, are, to our knowledge, owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

               (v) the Registration Statement has become effective under the Act, and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission;

               (vi) the statements under the captions "Shares Eligible for Future Sale," "Recent and Pending Acquisitions," "Dividend Policy" and "Description of Capital Stock" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters or certain contents of documents referred to therein, are fair summaries of such legal matters or contents of documents; or

               (vii) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administra-tive agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and, except as would not have a Material Adverse Effect, will not violate or constitute a breach of any of the terms or provisions of, or a default (with the passage of time, the giving of notice or otherwise) under, the charter or by-laws or other equivalent instruments, as the case may be, of the Company or any of the Subsidiaries or any agreement, lease, contract, indenture or other instrument that is an exhibit to the Registration Statement or any document incorporated by reference therein, or (assuming compliance with all applicable state securities or Blue Sky laws) violate any laws or administrative regulations applicable to the Company or any of its Subsidiaries or their respective properties which, in such counsel's opinion, are normally applicable to the transactions of the type contemplated by this Agreement or violate any judgment, injunction, order or decree known to such counsel that names the Company or any of the Subsidiaries and is specifically directed to any of them or any of their respective properties;

               (viii) such counsel does not know of any contract or other document to which the Company or any Subsidiary is a party which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

               (ix) the Company has the corporate power and authority to enter into and perform this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law);

               (x) to the best of such counsel's knowledge, except for rights as to which waivers have been obtained in writing with respect to inclusion in this Offering, no holder of any security of the Company other than the Selling Stockholders [AND _______] has any right to require registration of shares of Common Stock or any other security
          of the Company other than [                   ];

               (xi) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and financial schedules and other statistical data included or incorporated therein as to which no opinion need be expressed) comply as to form in all material respects with the Act; and

               (xii) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Selling Stockholders, representatives of the independent public accountants of each of the Company[, WATERPRO SUPPLIES CORPORATION, WHEELABRATOR TECHNOLOGIES INC.--SYSTEMS AND MANUFACTURING GROUP, UNITED UTILITIES PLC-- PROCESS DIVISION AND THE UTILITY SUPPLY GROUP, INC.,] and representatives of the Underwriters and their counsel at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the aforesaid Registration Statement or the Prospectus (except as specified elsewhere in such counsel's opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, as of its date and the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules, statistical data, and pro forma and other financial data included or incorporated by reference in the Registration Statement or the Prospectus).

          The opinion of Kirkpatrick & Lockhart LLP described in paragraph (f) above shall be rendered to you at the request of the Company and shall so state therein. In rendering such opinions, such counsel may rely upon certificates of any officer of the Company or of government officials as to matters of fact of which the maker of such certificate has knowledge provided that counsel rendering such opinion shall furnish the Underwriters with copies of any such statements or certificates. In addition, in rendering their opinion, such counsel may state that their opinion is limited to matters of the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and U.S. Federal law.

          (g) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Damian C. Georgino, General Counsel for the Company, to the effect that:

               (i) to the knowledge of such counsel, each contract or document described in or whose description is incorporated into the Prospectus is, unless otherwise disclosed therein, in full force and effect in accordance with its terms, except as would not cause a Material Adverse Effect;

               (ii) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other equivalent instruments, as the case may be, except as would not singly or in the aggregate have a Material Adverse Effect, and, to such counsel's knowledge, except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, lease, contract, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, and there exists no condition which, with the passage of time or otherwise, would constitute such a default under any such document or instrument;

               (iii) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be re-quired under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default (with the passage of time or otherwise) under, the charter or by-laws or other equivalent instruments, as the case may be, of the Company or any of its subsidiaries or, except as such would not have a Material Adverse Effect, any agreement, lease, contract, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties are bound, or, except such as would not have a Material Adverse Effect, violate or conflict with any valid statutes or valid and published administrative regulations applicable to the Company or any of its subsidiaries or their respective properties which, in such counsel's opinion, are normally applicable to the transactions of the type contemplated by this Agreement or violate any judgment, injunction, order or decree known to such counsel that names the Company or any of the Subsidiaries and is specifically directed to any of them or any of their respective properties;

               (iv) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or incorporated by reference;

               (v) the Company has the corporate power and authority to enter into and perform this Agreement; this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law).

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Selling Stockholder, representatives of the independent public accountants of each of the Company[, WATERPRO SUPPLIES CORPORATION, WHEELABRATOR TECHNOLOGIES INC.--SYSTEMS AND MANUFACTURING GROUP, UNITED UTILITIES PLC-- PROCESS DIVISION AND THE UTILITY SUPPLY GROUP, INC.,] and representatives of the Underwriters and their counsel at which the contents of the Registration

Statement and the Prospectus were discussed and, although such counsel has not independently verified and is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as specified elsewhere in such counsel's opinion), on the basis of the foregoing, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, as of its date and the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules, statistical data, and pro forma and other financial data included in the Registration Statement or the Prospectus).

          The opinion of Damian C. Georgino described in paragraph (g) above shall be rendered to you at the request of the Company and shall so state therein.

          (h) You will receive on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of each of [_____________], counsel to John Hancock Capital Growth Fund IIB Limited Partnership and John Hancock Capital Growth Fund III Limited Partnership,
     [             ], counsel to Carl C. Landegger, as Trustee of the 1990
     Family Trust, [             ], counsel to the Black Clawson Company, and
     [             ], counsel to CGW Southeast Partners I, L.P., to the effect that:

               (i) such Selling Stockholder has the requisite power and authority to enter into and perform this Agreement; this Agreement has been duly and validly authorized by all necessary action by such Selling Stockholder, where applicable, and has been duly executed and delivered by such Selling Stockholder; and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action by such Selling Stockholder, where applicable;

               (ii) such Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws), to sell, assign, transfer and deliver such Selling Stockholder's Additional Shares to be sold by it in the manner provided in this Agreement;

               (iii) immediately prior to the Closing Date, such Selling Stockholder was the sole registered owner of such Selling Stockholder's Additional Shares as disclosed in the Prospectus as being sold by it; upon purchase of such Selling Stockholder's Additional Shares in accordance with the terms of this Agreement, assuming the Underwriters purchased such Selling Stockholder's Additional Shares in good faith and without notice of any adverse claim within the meaning of Section 8-302 of the New York Uniform Commercial Code, the Underwriters will have acquired all rights of such Selling Stockholder in such Selling Stockholder's Additional Shares free of any adverse claim, any lien in favor of the Company, and any restrictions on transfer imposed by the Company; and

               (iv) neither the sale of such Selling Stockholder's Additional Shares nor the performance of such Selling Stockholder's obligations pursuant to this Agreement will (A) conflict with, result in a breach or violation of, or constitute a default under the terms of any indenture or other agreement or instrument of which such counsel has knowledge to which such Selling Stockholder is a party or bound, or any statute, rule or regulation to which such Selling Stockholder is subject, or to which any of the properties of such Selling Stockholder is subject, or any order of which such counsel has knowledge of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties or (B) violate any of the provisions of the charter, bylaws or other organizational documents of such Selling Stockholder as in effect on the date of the opinion, except that such counsel need express no opinion as to the state securities or Blue Sky laws or as to compliance with the antifraud provisions of Federal or state securities laws.

          (i) You shall have received on the Closing Date an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP

     ("Skadden Arps"), counsel for the Underwriters, in form and substance reasonably satisfactory to you.

          (j) You and the Selling Stockholders shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former, based on limited procedures), in form and substance satisfactory to you, from KPMG Peat Marwick LLP, Price Waterhouse LLP, Ernst & Young LLP, Arthur Anderson LLP [AND DELOITTE?] (the "Accountants"), each independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (k) Skadden Arps shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (l) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to you or caused to be furnished to you such further information, certificates, opinions and documents as you may reasonably request.

          (m) The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as applicable, at or prior to the Closing Date.

          The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to satisfaction on and as of each Option Closing Date of the conditions set forth in paragraphs (a) through (m), except that the opinions called for in paragraphs (f), (g) and (h) and the letters referred to in paragraph (j) shall be revised to reflect the sale of the Additional Shares.

          10.  Effective Date of Agreement and Termination.  This Agreement
               -------------------------------------------
shall become effective upon the execution of this Agreement.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, cash flows, business affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your judgment materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgment has a material adverse effect on the financial markets in the United States and would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II and Schedule III bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares which such defaulting Underwriter or

Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares which any
           --------
Underwriter has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters, and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company and the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          11.  Further Agreements of the Selling Stockholders.  Each of the
               ----------------------------------------------
Selling Stockholders agrees with the Underwriters and the Company:

          (a) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and the
     Custody Agreement between each of the Selling Stockholders and [         ],
     as Custodian (the "Custody Agreement"), and to sell, assign, transfer and deliver such Selling Stockholder's Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

          (b) The power of attorney signed by such Selling Stockholder
     appointing [            ] and [              ], or any one of them, as its
     attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and, pursuant to such power of attorney, such Selling Stockholder
     has authorized [            ] and [            ], or any one of them, to
     execute and deliver on his behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver such Selling Stockholder's Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement.

          (c) To pay or cause to be paid its own underwriting discounts and commissions, and all of its costs, fees and expenses incident to the performance of this Agreement, including any taxes, other than any fees and expenses borne by the Company pursuant to the Transfer and Registration Agreement dated as of May 31, 1996 between the Company and the Selling Stockholders and [UNITED UTILITIES REGISTRATION RIGHTS AGREEMENT?], as applicable.

          (d) To take all reasonable actions in cooperation with the Company and the Underwriters to do and perform all things to be done by it pursuant to this Agreement prior to the Closing Date and any Option Closing Date or reasonably requested by the Company in connection herewith and to satisfy all conditions precedent to the delivery of the Shares to be sold by it pursuant to this Agreement.

          (e) Prior to any public offering of the Shares to be sold by it to the Underwriters pursuant to this Agreement, it will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of any such Shares for offer and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request, and will continue such qualification in effect so long as reasonably required for distribution of any such Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that it shall not be
                                    --------  -------
     required to take any action that would subject it to the general service of process in any jurisdiction where it is not now so subject.

          (f) It agrees to deliver to the Underwriters prior to or at the Closing Date, if applicable, a properly completed and executed United

     States Treasury Department Form W-9 (or other form as may be required by law).

          (g) Each of the Selling Stockholders acknowledge for all purposes under this Agreement (including Section 8 hereof) that the information appearing under the caption "Selling Stockholders," as to such Selling Stockholder, has been furnished by such Selling Stockholder in writing expressly for use in the Registration Statement and the Prospectus (such information constituting the "Selling Stockholders Information").

          12.  Miscellaneous.  Notices given pursuant to any provision of his
               -------------
Agreement shall be addressed as follows: (a) if to the Company, to United States Filter Corporation, 40-004 Cook Street, Palm Desert, California 92211,
Attention: Kevin L. Spence, (b) if to the Selling Stockholders, to [_____________] and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, representations, warranties and other statements of the Company, the Selling Stockholders, their respective officers and directors, where applicable, and of the several Underwriters set forth in or made pursuant to this Agreement and the respective contribution agreements of the Company and its officers and directors and of the several Underwriters set forth in this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares for a period of seven years, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or the Selling Stockholders, the officers or directors of the Company or the Selling Stockholders, where applicable, or any controlling person of the Company or the Selling Stockholders, where applicable, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the party whose failure or refusal to comply with such terms or fulfill such conditions shall reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND EACH OF THE SELLING STOCKHOLDERS EACH HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY AND EACH OF THE SELLING STOCKHOLDERS EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


               Very truly yours,

               UNITED STATES FILTER CORPORATION


               By:___________________________________________
                  Name:
                  Title:



               JOHN HANCOCK CAPITAL GROWTH FUND IIB
               LIMITED PARTNERSHIP


               By:_______________________________________
                  Name:
                  Title:  Attorney-in-fact


               JOHN HANCOCK CAPITAL GROWTH FUND III
               LIMITED PARTNERSHIP


               By:_______________________________________
                  Name:
                  Title:  Attorney-in-fact



               CARL C. LANDEGGER, TRUSTEE


               By:_______________________________________
                  Name:
                  Title:  Attorney-in-fact

               THE BLACK CLAWSON COMPANY


               By:________________________________________
                  Name:
                  Title:  Attorney-in-fact


               CGW SOUTHEAST PARTNERS I, L.P.

               By:________________________________________
                  Name:
                  Title:  Attorney-in-fact

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEUTSCHE MORGAN GRENFELL INC.
NATWEST SECURITIES LIMITED
SALOMON BROTHERS INC
SMITH BARNEY INC.

Acting severally on behalf of
  itself and the several
  U.S. Underwriters named in
  Schedule II hereto:

By:  DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


By:_____________________________
  Name:
  Title:


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MORGAN GRENFELL & CO., LIMITED
NATWEST SECURITIES LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
SMITH BARNEY INC.

Acting severally on behalf of
  itself and the several
  International Managers named
  in Schedule III hereto

By:  DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


By:_____________________________
  Name:
  Title:

                                  SCHEDULE I
                                  ----------


                                             Number of Selling
                                          Stockholders Additional
                                            Shares available for
Selling Stockholders                              Purchase
--------------------                    ----------------------------

John Hancock Capital Growth
   Fund IIB Limited Partnership                   23,323

John Hancock Capital Growth
   Fund III Limited Partnership                  286,027

Carl C. Landegger, Trustee                        70,000

The Black Clawson Company                        191,444

CGW Southeast Partners I, L.P.                   275,000
                                              ----------

                                                 845,794
                                              ==========

                                  SCHEDULE II
                                  -----------

                                                           Number of Firm Shares
U.S. Underwriters                                             to be Purchased
-----------------                                        --------------------------
Donaldson, Lufkin & Jenrette Securities corporation         [        ]
Deutsche Morgan Grenfell Inc.                               [        ]
NatWest Securities Limited                                  [        ]
Salomon Brothers Inc                                        [        ]
Smith Barney Inc.                                           [________]
     Total                                                  8,000,000
                                                            =========

                                  SCHEDULE III
                                  ------------


                                                           Number of Firm Shares
International Managers                                        to be Purchased
----------------------                                  ------------------------
Donaldson, Lufkin & Jenrette Securities corporation       [       ]
Morgan Grenfell & Co. Limited                             [       ]
NatWest Securities Limited                                [       ]
Salomon Brothers International Limited                    [       ]
Smith Barney Inc.                                         [_______]
     Total                                                2,000,000
                                                          =========

                                  SCHEDULE IV
                                  -----------

                         REQUIRED STOCKHOLDER LOCK-UPS
                         -----------------------------
Name
----
[TO BE UPDATED]
Richard J. Heckmann
Michael J. Reardon
Nicholas C. Memmo
Thierry Reyners
Andrew D. Seidel
Kevin L. Spence
Tim L. Traff
John S. Swartley
Gerald E. Rogers
Damian C. Georgino
G.G. Pique
James R. Bullock
James E. Clark
John L. Diederich
J. Atwood Ives
Arthur B. Laffer
Alfred E. Osborne, Jr.
C. Howard Wilkins, Jr.
Interlake Stockholders /(1)/
[ZIMPRO]
[KBS]
[JET-TECH]
[BEKOX]
[NORRIS]
[WATER PRO]
[USG]
[UNITED UTILITIES]

_________________
(1) The Interlake Stockholders are Florence E. Stockdale and James Timothy Stockdale.

                                   SCHEDULE V
                                   ----------

                          LIST OF CERTAIN SUBSIDIARIES
                          ----------------------------

Name                                Place of Incorporation
----                                ----------------------
[TO BE UPDATED]
U.S. Subsidiaries
-----------------

Continental Water Conditioning           California
     Company of the Bay Area

Illinois Water Treatment, Inc.           Delaware
IP Holding Company                       Delaware
U.S. Filter/Arrowhead, Inc.              Delaware
U.S. Filter/Ionpure, Inc.                Massachusetts
U.S. Filter/Permutit, Inc.               Delaware
USF Two, Inc.                            Delaware
U.S. Filter, Inc. Warrendale, PA         Delaware
U.S. Filter/Whittier, Inc.               Delaware
Continental Penfield Corporation         Delaware
U.S. Filter Recovery Services, Inc.      Delaware
Polymetrics, Inc.                        California

Foreign Subsidiaries
--------------------

USF Smogless S.p.A.                      Italy
USF Limited                              U.K.
Societe des Ceramiques Techniques        France
Seral Erich Alhauser GmbH                Germany
Establishments Crouzat S.A.              France
Ionpure Technologies SARL                France
Ionpure Technologies Ltd. (UK)           U.K.